FORM 8-A

Securities and Exchange Commission

Washington, D.C. 20549

For registration of certain classes of securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

VCG HOLDING CORP.

(Name of small business issuer in its charter)

Colorado	84-1157022
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 W. Evans, Suite 200, Denver, Colorado 80223

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-99379

Securities to be registered pursuant to Section 12(g) of the Act:

        Common Stock, $.0001 Par Value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of Registrant’s common stock contained under the caption “Description of Securities” in the Registrant’s Rule 424(b) prospectus dated May 14, 2003, as filed with the Securities and Exchange Commission on May 15, 2003, is hereby incorporated by reference. The Registrant’s Registration Statement on Form SB-2, Registration No. 333-99379, was declared effective on May 14, 2003.

Item 2. Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation*

3.2	Bylaws*

4.1	Specimen copy of certificate for common stock $.0001 par value*

4.2	Specimen copy of certificate for preferred stock $.0001 par value*

4.3	Stock Option and Stock Bonus Plan*

*	Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 (333-99379) filed on September 10, 2002.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VCG HOLDING CORP

Date: May 19, 2003	By:	/s/ Donald W Prosser
	Name: Title:	Donald W Prosser Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation*

3.2	Bylaws*

4.1	Specimen copy of certificate for common stock $.0001 par value*

4.2	Specimen copy of certificate for preferred stock $.0001 par value*

4.3	Stock Option and Stock Bonus Plan*

*	Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 (333-99379) filed on September 10, 2002.

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